As filed with the Securities and Exchange Commission on February 23, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE AES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-1163725
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard

Arlington, Virginia 22203

(703) 522-1315

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Zafar A. Hasan

Vice President, Chief Corporate Counsel

The AES Corporation

4300 Wilson Boulevard

Arlington, Virginia 22203

(703) 522-1315

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Richard D. Truesdell, Jr., Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share
Preferred Stock, without par value
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

The AES Corporation

Common Stock, Preferred Stock, Depositary Shares,

Debt Securities, Warrants, Purchase Contracts and Units

We may offer from time to time common stock, preferred stock, depositary shares representing preferred stock, debt securities, warrants, purchase contracts or units. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “AES.”

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 55 of our annual report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is February 23, 2016

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

The terms “AES”, “we,” “us,” and “our” refer to The AES Corporation and its subsidiaries.

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THE AES CORPORATION

We are a diversified power generation and utility company organized into the following six market-oriented Strategic Business Units (“SBUs”): US (United States), Andes (Chile, Colombia and Argentina), Brazil, MCAC (Mexico, Central America and the Caribbean), Europe and Asia.

We have two lines of business within our six SBUs. The first business line is generation, where we own and/or operate power plants to generate and sell power to customers, such as utilities, industrial users and other intermediaries. The second business line is utilities, where we own and/or operate utilities to generate or purchase, distribute, transmit and sell electricity to end-user customers in the residential, commercial, industrial and governmental sectors within a defined service area. In certain circumstances, our utilities also generate and sell electricity on the wholesale market.

Our principal executive offices are located at 4300 Wilson Boulevard, Arlington, Virginia 22203, and our telephone number is (703) 522-1315. We maintain a website at http://www.aes.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

The name “AES” and our logo are AES owned trademarks, service marks or trade names. All other trademarks, trade names or service marks appearing or incorporated by reference in this prospectus are owned by their respective holders.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we and/or the selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling securityholders may offer. Each time we and/or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Annual Report on Form 10-K for the year ended December 31, 2015;

(b)	Definitive Proxy Statement on Schedule 14A filed with the SEC on March 9, 2015;

(c)	The description of our common stock contained on Form 8-A/A filed with the SEC on May 12, 2000, including any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings at no cost, by writing or telephoning the office of the Assistant General Counsel, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203, telephone number (703) 522-1315.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the captions entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	1.66	1.96	1.61	1.09	2.19

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and equity in earnings of affiliates:

Plus:

•	fixed charges,

•	amortization of previously capitalized interest, and

•	distributed income of equity method investments.

Less:

•	capitalized interest,

•	preference security dividend requirements of consolidated subsidiaries, and

•	noncontrolling interest in pretax income of subsidiaries that have not incurred fixed charges.

Fixed charges consist of:

•	interest expense including amortization of premium and discount on all indebtedness,

•	capitalized interest,

•	preference security dividend requirements of consolidated subsidiaries, and

•	interest portion of rental expense.

If we offer preferred stock under this prospectus, then we will, if required at that time, provide a ratio of combined fixed charges and preference dividends to earnings in the applicable prospectus supplement for such offering.

DESCRIPTION OF SECURITIES

We and/or the selling securityholders may sell, from time to time, in one or more offerings, the following securities:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants;

•	purchase contracts; and

•	units.

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We will set forth in the applicable prospectus supplement or other offering material a description of the common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units, which may be offered under this prospectus. Any common stock or preferred stock that we offer may include rights to acquire our common stock or preferred stock under any shareholder rights plan then in effect, if applicable under the terms of any such plan. The terms of the offering of securities, including the initial offering price and the net proceeds to us, will be contained in the prospectus supplement or other offering material relating to such offer. The prospectus supplement or any other offering material may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering material before you invest in any of our securities.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements of The AES Corporation appearing in The AES Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2015 including schedules appearing therein, and the effectiveness of The AES Corporation’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	$ *
Printing	**
Legal fees and expenses (including Blue Sky fees)	**
Transfer agent and trustee fees and expenses	**
Rating agency fees	**
Accounting fees and expenses	**
Miscellaneous	**

TOTAL	$ **

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	The amount of these expenses is not presently known.

Item 15.	Indemnification of Directors and Officers

Under Article VIII of the By-Laws of The AES Corporation (the “Company”), and in accordance with Section 145 of the Delaware General Corporation Law (“GCL”), the Company shall indemnify any person who was or is a party or is threatened to be made a party to, or was or is involved (as a witness or otherwise) in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Company to procure a judgment in its favor, which is hereinafter referred to as a “derivative action”) by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving in such capacity or as an agent at the request of the Company for another entity, to the full extent authorized by Delaware law, against all expenses (including, but not limited to, attorneys’ fees, judgments, fines, penalties, and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. Agents of the Company may be similarly indemnified, at the discretion of the Board of Directors. The GCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Under Section 145 of the GCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and only for such expenses as the court shall deem proper.

Pursuant to Company’s By-Laws, a person eligible for indemnification may have the expenses incurred in connection with any matter described above paid in advance of a final disposition by the Company. However, such advances will only be made upon the delivery of an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to indemnification.

In addition, under the Company’s By-Laws, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or of another entity against any expense, liability or loss incurred by such person in such capacity, or arising out of the person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such expense, liability or loss under the provisions of the Company’s By-Laws or the GCL.

Section 102(b)(7) of the GCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation provides for such limitation of liability.

Any underwriting agreement that the Company may enter into in connection with the sale of any securities registered hereunder may provide for indemnification of directors and officers of the Company by the underwriters against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

3.1	Sixth Restated Certificate of Incorporation of The AES Corporation is incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-K for the year ended December 31, 2008

3.2	Amended and Restated By-Laws of The AES Corporation, as amended and incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K/A filed on December 2, 2015

4.1	Senior Indenture, dated as of December 8, 1998, between The AES Corporation and Wells Fargo Bank, National Association, as successor to Bank One, National Association (formerly known as The First National Bank of Chicago) is incorporated herein by reference to Exhibit 4.01 of the Company’s Form 8-K filed on December 11, 1998 (SEC File No. 001-12291)

4.2	Ninth Supplemental Indenture, dated as of April 3, 2003, between The AES Corporation and Wells Fargo Bank, National Association (as successor by consolidation to Wells Fargo Bank Minnesota, National Association) is incorporated herein by reference to Exhibit 4.6 of the Company’s Form S-4 filed on December 7, 2007

4.3*	Form of Senior Note

4.4	Form of Senior Subordinated Indenture between the Company and the trustee incorporated herein by reference to Exhibit 4.2 of Amendment No. 1 to the Company’s Registration Statement (No. 333-81953) on Form S-3 filed on July 13, 1999

4.5*	Form of Subordinated Note

4.6*	Form of Deposit Agreement

4.7*	Form of Warrant Agreement

4.8*	Form of Purchase Contract

4.9*	Form of Unit Agreement

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

Exhibit No.	Document

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association for senior debt securities

25.2	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association for subordinated debt securities

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on February 23, 2016.

The AES Corporation

By:	/s/ Thomas M. O’Flynn
	Name:	Thomas M. O’Flynn
	Title:	Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian A. Miller, Thomas M. O’Flynn and Zafar A. Hasan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Andrés Gluski	President, Chief Executive Officer (Principal Executive Officer) and Director	February 19, 2016
Andrés Gluski

/s/ Charles L. Harrington	Director	February 19, 2016
Charles L. Harrington

/s/ Kristina M. Johnson	Director	February 19, 2016
Kristina M. Johnson

/s/ Tarun Khanna	Director	February 19, 2016
Tarun Khanna

/s/ Holly K. Koeppel	Director	February 19, 2016
Holly K. Koeppel

/s/ Philip Lader	Director	February 19, 2016
Philip Lader

/s/ James H. Miller	Director	February 19, 2016
James H. Miller

/s/ John B. Morse	Director	February 19, 2016
John B. Morse

/s/ Moisés Naím	Director	February 19, 2016
Moisés Naím

/s/ Charles O. Rossotti	Chairman of the Board and Lead Independent Director	February 19, 2016
Charles O. Rossotti

/s/ Thomas M. O’Flynn	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 19, 2016
Thomas M. O’Flynn

/s/ Fabian E. Souza	Vice President and Controller (Principal Accounting Officer)	February 19, 2016
Fabian E. Souza

EXHIBIT INDEX

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

3.1	Sixth Restated Certificate of Incorporation of The AES Corporation is incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-K for the year ended December 31, 2008

3.2	Amended and Restated By-Laws of The AES Corporation, as amended and incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K/A filed on December 2, 2015

4.1	Senior Indenture, dated as of December 8, 1998, between The AES Corporation and Wells Fargo Bank, National Association, as successor to Bank One, National Association (formerly known as The First National Bank of Chicago) is incorporated herein by reference to Exhibit 4.01 of the Company’s Form 8-K filed on December 11, 1998 (SEC File No. 001-12291)

4.2	Ninth Supplemental Indenture, dated as of April 3, 2003, between The AES Corporation and Wells Fargo Bank, National Association (as successor by consolidation to Wells Fargo Bank Minnesota, National Association) is incorporated herein by reference to Exhibit 4.6 of the Company’s Form S-4 filed on December 7, 2007

4.3*	Form of Senior Note

4.4	Form of Senior Subordinated Indenture between the Company and the trustee incorporated herein by reference to Exhibit 4.2 of Amendment No. 1 to the Company’s Registration Statement (No. 333-81953) on Form S-3 filed on July 13, 1999

4.5*	Form of Subordinated Note

4.6*	Form of Deposit Agreement

4.7*	Form of Warrant Agreement

4.8*	Form of Purchase Contract

4.9*	Form of Unit Agreement

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association for senior debt securities

25.2	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association for subordinated debt securities

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.